UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 16, 2014

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Broadway Street, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 839-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 16, 2014, Silver Spring Networks (“Silver Spring” or “the Company”) announced a restructuring plan designed to reduce operating expenses to drive progress towards the Company’s long-term model and to better align the Company’s investments to its growth and key businesses, such as SilverLink, continued global expansion, and its smart city initiatives.

As a result of the restructuring, Silver Spring expects to reduce worldwide headcount and currently estimates that it will incur pre-tax charges of approximately $3.5 to $4.0 million, consisting of severance and other one-time termination benefits, and other associated costs. These charges are expected to be primarily cash-based and paid over the next twelve months. The Company expects to record the majority of the charges in the third quarter of 2014, and expects the majority of the restructuring activities to be completed by the end of 2014 and substantially complete by the second quarter of 2015. The annualized cost savings, net of reinvestment, are estimated to be approximately $2.0 million by the end of 2015. While the cost savings associated with these actions along with other cost savings and productivity initiatives undertaken by the Company were contemplated in the guidance for the third and fourth quarter of 2014 which the Company provided on its August 6, 2014 earnings call, the Company will provide updated guidance on its upcoming third quarter earnings call.

The foregoing contains forward-looking statements that involve risks and uncertainties, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the size and intended benefits of the restructuring, the amount and timing of the related charges, and the estimated annualized cost savings, net of reinvestment, as a result of the restructuring. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Important factors that could cause results to differ materially from the statements herein include: Silver Spring’s ability to implement and complete the restructuring as currently planned; possible changes in the size and components of the expected costs and charges associated with the plan; and risks associated with Silver Spring’s ability to achieve the benefits of the planned restructuring. For information regarding other factors that could cause Silver Spring’s results to vary from expectations, please see the “Risk Factors” section of Silver Spring’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. All forward-looking statements made herein reflect Silver Spring’s expectations as of September 16, 2014. Silver Spring undertakes no obligation, and expressly disclaims any obligation, to update any forward-looking statements made herein in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: September 16, 2014	By:	/s/ James P. Burns
		Name:	James P. Burns
		Title:	Executive Vice President and Chief Financial Officer